Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-207208 on Form S-8 of our report dated August 30, 2016, relating to the consolidated financial statements and financial statement schedule of Performance Food Group Company and subsidiaries appearing in the Annual Report on Form 10-K of Performance Food Group Company for the year ended July 2, 2016.

/s/ DELOITTE & TOUCHE LLP

Richmond, VA

August 30, 2016